UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 10, 2009

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

StoneMor Partners L.P. (the “Company”) is filing this Current Report on Form 8-K (the “Form 8-K”) to update the historical consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”) to reflect the adoption of Accounting Standards Codification (“ASC”) 810-10-65-1, which had been referred to prior to the codification of generally accepted accounting principles as Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.”

The historical financial information in Exhibit 99.1 attached hereto has been revised and updated from its previous presentation to reflect the adoption of SFAS No. 160 for the fiscal years ended December 31, 2007 and 2008.

In the first quarter of 2009, the Company reviewed ASC 810-10-65-1, which relates to consolidations and determined that balances historically designated as “non-controlling interest in perpetual care trusts” in its condensed consolidated balance sheet do not meet the criteria for non-controlling interests. Accordingly, the Company reclassified the amount previously recorded as a commitment and contingency item “Non-controlling interests in perpetual care trusts” as a liability recorded as “Perpetual care trust corpus”.

Pursuant to state law, a portion of the proceeds from the sale of cemetery property must be deposited into a perpetual care trust.

The perpetual care trust principal does not belong to the Company and must remain in the trust in perpetuity. The Company consolidates the trust into the Company’s financial statements in accordance with ASC 810-10-15-(13 through 22) because the trust is considered a variable interest entity for which the Company is the primary beneficiary.

The fair value of trust assets is recorded as an asset on the Company’s balance sheet. Prior to the adoption of ASC 810-10-65-1, this asset was offset by a commitment and contingency titled “Non-controlling interest in perpetual care trusts”. In accordance with the provisions of ASC 810-10-65-1, the Company reclassified this amount as a liability on its balance sheet titled “Perpetual care trust corpus”.

This change results in an increase in the Company’s total liabilities of approximately $208.6 million as of December 31, 2007 and $152.8 million as of December 31, 2008 offset by a decrease in commitments and contingencies of the same amounts for the same period end. There is no impact due to this change on:

•	Partners’ capital as of December 31, 2007 or 2008;

•	Net income for the years ended December 31, 2006, 2007, or 2008; or

•	Cash flows for the years ended December 31, 2006, 2007, or 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Consolidated Financial Statements and notes thereto recast for the adoption of SFAS No. 160 for the fiscal years ended December 31, 2008, 2007, and 2006, and Controls and Procedures (which replaces and supersedes Part II, Item 7, Item 8 and Item 9A, respectively, of the Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC its general partner

By:	/s/ WILLIAM R. SHANE
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: November 10, 2009

Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Consolidated Financial Statements and notes thereto recast for the adoption of SFAS No. 160 for the fiscal years ended December 31, 2008, 2007, and 2006, and Controls and Procedures (which replaces and supersedes Part II, Item 7, Item 8 and Item 9A, respectively, of the Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009).

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